UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Alta Equipment Group Inc.

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April 27, 2021

Dear Fellow Shareholders:

This past year was an eventful one for Alta Equipment Group Inc. (“Alta”), filled with many milestones, accomplishments, and challenges. Despite the significant impact of the COVID-19 pandemic, we executed well on our business plan and turned in a strong operating performance with solid financial results in our first year as a public company. Once again, the incredible Alta family of dedicated, hard-working employees rose to the occasion in the face of difficult professional and sometimes personal conditions. They indeed remain Alta’s greatest asset. From our earliest days as a family-owned forklift distributor in Michigan, Alta has worked to establish a strong reputation for excellent customer service and integrity. More recently, through prudent investments in business operations, inventory, and people, Alta has grown to be an industry leader with a best-in-class brand portfolio and comprehensive service offering across the material handling and construction markets, each representing roughly half of the company’s total business. And, we believe we’ve only scratched the surface of the large growth opportunity ahead.

To provide a quick recap of an extraordinary and unprecedented year: on February 18, 2020, we went public through a business combination with a special purpose acquisition company sponsored by B. Riley Financial, Inc. our financial partner, and listed on the New York Stock Exchange under the trading symbol “ALTG.” Taking Alta to the public markets helped accelerate the growth of our business while also significantly strengthening our capital structure and operating flexibility.

As of year end 2020, we now have pro forma annualized revenue of approximately $1 billion in sales with solid profitability metrics, and organic growth, led by our Parts and Services areas. For the full year 2020, we executed on seven accretive acquisitions, established new relationships with original equipment manufacturers (“OEMs”), expanded our product line and deepened our management team. These achievements were realized despite the challenges posed by the COVID-19 pandemic. Given the equipment industry’s role in supporting economic activity and growth, we were designated as an essential business, and while there were disruptions at the early stages of the pandemic, we’re proud to say that all of our branches remained fully operational. Our variable cost structure allowed us to swiftly enact expense reduction measures to efficiently manage the business and protect profitability and margin to offset the impact of the pandemic. We are proud to currently be operating at close to full capacity and pre-COVID levels as we continue through the recovery process, and we believe we are in a strong position to serve our markets and drive growth.

Alta operates a leading equipment dealership platform with approximately 2,000 employees in 55 branches across Michigan, Illinois, Florida, Virginia, New York, and New England. Alta’s business model is focused around a “razor/razor blade” model of populating regions with new, used and rental equipment and then harvesting the installed base to grow our Parts and Service business which delivers recurring revenue, high profit margins, and steady cash flow. Our strong capital base fortified through last year’s entry into the public markets and recent bond offering, supports our internal and inorganic growth strategies. Over the past several years, we believe we have successfully executed and integrated over 20 acquisitions of smaller, regional equipment dealerships which have deepened OEM relationships, broadened our product line offerings and expanded our geographic footprint. We strive to continue to be a partner of choice in a very fragmented market that lacks access to the capital needed to maintain and grow a business. For our acquired businesses, we believe we provide the benefits of our scale and our ability to invest where needed to facilitate their growth. We now serve a wide variety of customers in the construction and material handling markets, including a growing list of e-commerce, warehousing and logistics companies which are experiencing high growth in the dense, populated cities we serve.

We are excited about the many growth opportunities that lie ahead in 2021 and beyond. Our strategic investments over the past year in branch infrastructure, the product portfolio and talent position Alta for strong and sustainable growth. We are especially encouraged with the powerful structural tailwinds that can provide a framework to help accelerate this growth. We believe the revitalization of the construction industry and federal and municipal infrastructure investments will be strong themes fueling our nation’s economic recovery. The ongoing consumer migration to shopping via e-commerce has accelerated during the pandemic and in turn is leading to increased automation in distribution facilities. This migration greatly benefits the material handling business by increasing the demand both for larger distribution centers and innovative equipment that automates the movement of products in and out of these facilities. Our strong relationships with leading OEMs and our recent geographic market expansion make us a great partner for both our construction and material handling equipment providers. We look forward to playing a larger and more important role in supporting economic growth in America as the recovery progresses.

In closing, I would like to sincerely thank all members of the dedicated Alta family, our OEM partners and customers, and our shareholders for their support in making 2020 a memorable and successful year for Alta Equipment Group.

Sincerely,

Ryan Greenawalt

Chairman of the Board and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:	April 27, 2021

On behalf of the Board of Directors, I cordially invite you to attend the 2021 Annual Meeting of Stockholders of Alta Equipment Group Inc. to be held on June 9, 2021 at 9:30 a.m., Eastern Daylight Time (the “Annual Meeting”). In light of developments regarding the coronavirus (COVID-19) and in consideration of medical and governmental recommendations limiting the number of persons that may gather at public events, we would like to inform you that the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting and registering at www.proxydocs.com/ALTG.

2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Date and time:	Place:	Record date:
June 9, 2021	Virtual Meeting:	April 14, 2021
at 9:30 a.m., Eastern Daylight Time	www.proxydocs.com/ALTG

HOW TO VOTE

If you are a stockholder of record, you may vote in person at the Annual Meeting or by Proxy using any of the following methods:

By internet:	By mail:
at www.proxypush.com/ALTG	If you received a paper copy of the proxy materials, you may also vote by completing, signing and returning the paper proxy card by mail.

By telephone:
call toll-free 1-866-892-1741

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Description	Board Vote Recommendation	Page Reference (for more detail)
1	Elect the two director nominees listed in the accompanying proxy statement	FOR
2	Ratify the appointment of UHY LLP as our independent registered public accounting firm for 2021	FOR
3	Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.	—

YOUR VOTE IS IMPORTANT TO US

Only stockholders of record at the close of business on April 14, 2021 may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 9, 2021:

•

This Proxy Statement and 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2020, are available on or about April 27, 2021 at www.proxydocs.com/ALTG.

By order of the Board of Directors,

/s/ Ryan Greenawalt

Ryan Greenawalt
Chairman of the Board and Chief Executive Officer

General Information

The Board of Directors (the “Board”) of Alta Equipment Group Inc. (“Alta” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on June 9, 2021 at 9:30 a.m., Eastern Daylight Time. In light of developments regarding the coronavirus (“COVID-19”) and in consideration of medical and governmental recommendations limiting the number of persons that may gather at public events, the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

At the Annual Meeting, our stockholders will:

(i)	vote to elect the two director nominees listed herein;

(ii)	vote to ratify the appointment of UHY LLP as our independent registered public accounting firm for 2021;

(iii)	transact any other business that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 14, 2021 (the “Record Date”) may vote at the Annual Meeting.

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 27, 2021.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Ryan Greenawalt, our Chief Executive Officer and Chairman, and Anthony J. Colucci, our Chief Financial Officer, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Questions and Answers about the Annual Meeting and Voting

Q:	Why am I being provided with these materials?

A:  We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on June 9, 2021, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

Q:	How can I attend and vote at the Annual Meeting?

A:  In order to attend the Annual Meeting, you must register at www.proxydocs.com/ALTG. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability.

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Annual Meeting, you may be required to obtain a legal proxy reflecting the number of shares of common stock of the Company you held as of the Record Date, and you must follow the instructions you receive from your broker, bank, or nominee for further instructions as well as those you receive via email after your successful registration.

Q:	Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

A:  The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be

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afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits. Additionally, stockholders may submit questions to the board during the entirety of the registration period. We will be answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

Q:	How do I vote my shares without attending the Annual Meeting?

A:  If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•

By Internet - You may submit your proxy by going to www.proxypush.com/ALTG and following the on-screen instructions or scanning the QR code with your smartphone. You will need the Notice or proxy card in order to vote by Internet.

•

By Telephone - You may submit your proxy by using a touch-tone telephone to call toll-free 1-866-892-1741 and following the instructions. You will need the Notice or proxy card in order to vote by telephone.

•

By Mail - You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 8, 2021.

Q:	What am I voting on at the Annual Meeting?

A:  At the Annual Meeting, there are two proposals scheduled to be voted on:

•	Proposal 1: elect the two director nominees listed in this Proxy Statement (the “Nominee Proposal”); and

•	Proposal 2: ratify the appointment of UHY LLP as our independent registered public accounting firm for 2021 (the “Ratification Proposal”).

Members of our management team and a representative of UHY LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Q:	Who is entitled to vote?

A:  Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Alta common stock, par value $0.0001 per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 32,298,376 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the difference between being a “record holder” and holding shares in “street name”?

A:  A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Q:	Am I entitled to vote if my shares are held in “street name”?

A:  If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm, along with a voting instruction card. You may vote by directing your bank or brokerage firm how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated below.

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal is not considered to be a routine matter, so the broker or bank cannot vote your share on the Nominee Proposal unless you provide voting instructions for this matter. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.”

As a street name holder, you may be required to obtain a proxy form from your broker or bank to use at the Annual Meeting in order to vote your shares. Please follow the instructions from your broker, bank, or other nominee and in your emailed instructions after registration, should you decide to vote during the virtual meeting.

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Q:	How many shares must be present to hold the Annual Meeting?

A:  In order for us to conduct the Annual Meeting, the holders of a majority of the voting power of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What does it mean if I receive more than one Notice or proxy card about the same time?

A:  It generally means you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Q:	Can I revoke my proxy or change my vote after I submit my proxy?

A:  Yes. Whether you have voted by Internet, telephone or mail, if you are a record holder of shares, you may revoke your proxy or change your vote at any time before it is actually voted:

•	by signing and delivering another proxy with a later date that is received no later than the closing of the polls at the Annual Meeting on June 9, 2021;

•	by voting again by Internet or telephone at a later time before the closing of the polls at the Annual Meeting on June 9, 2021;

•	by sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than the closing of the polls at the Annual Meeting on June 9, 2021; or

•	by voting via the Instructions at the Annual Meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance via the Internet at the Annual Meeting will not, by itself, revoke your proxy.

Q:	Who will count the votes?

A:  Alta’s agent, Mediant Communications Inc., will tabulate and certify the votes. A representative of the agent may serve as an inspector of election.

Q:	What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

A:  The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote
Proposal 1 - Nominee Proposal	Plurality of the votes cast, present in person or represented by proxy and entitled to vote thereon	“FOR” “WITHHOLD”	“FOR”	No impact	No impact
Proposal 2 - Ratification Proposal	Majority of votes cast, present in person or represented by proxy and entitled to vote thereon	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact

(1)	If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Q:	Will any other business be conducted at the Annual Meeting?

A:  We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Q:	Who will pay for the cost of the proxy solicitation?

A:  We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

2021 PROXY STATEMENT	3

Proposal 1 - Election of Directors

Under our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into two classes, with only one class of directors being elected in each year and each class, Class I and Class II, serving a two-year term. Each Class I director has a term that expires at this Annual Meeting, and each Class II director has a term that expires at the Company’s 2022 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal.

There are currently five members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of Class I director nominees for a two-year term expiring at the Company’s 2023 annual meeting of stockholders: Daniel Shribman and Katherine E. White. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Daniel Shribman and Katherine E. White except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

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Nominees for Election to the Board of Directors in 2021

The following information describes the offices held and other business directorships of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Daniel Shribman. Daniel Shribman, 37, has been a member of our Board since the closing of the Company’s business combination with B. Riley Principal Merger Corp. (the “Business Combination”) on February 14, 2020 (the “Business Combination Closing”). Mr. Shribman previously served as the Chief Financial Officer of B. Riley Principal Merger Corp. from its inception until the Business Combination Closing, and currently serves as President of B. Riley Principal Investments and Chief Investment Officer of B. Riley Financial, Inc., positions he has held since September 2018 and September 2019, respectively. Mr. Shribman brings 12 years of experience in both public and private equity to the Company. From 2010 to 2018, he was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager with over $15 billion in assets under management. During Mr. Shribman’s tenure at Anchorage, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality and real estate industries. These investments ranged from public equities and bonds to deeply distressed securities, par bank debt, minority owned private equity, and majority owned private equity. At Anchorage, Mr. Shribman worked in close collaboration with management teams and boards to maximize shareholder value in the form of both operational turnarounds, capital markets financings and communication and capital deployment initiatives. Prior to Anchorage, Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and at Lazard Freres in the restructuring advisory group. Mr. Shribman holds an M.A. in Economics and History from Dartmouth. We believe that Mr. Shribman is qualified to serve as a member of our board of directors because of his extensive experience in corporate finance.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Shribman’s extensive experience in corporate finance and strategic knowledge about investments in our industrials, transportation and automotive markets.

Katherine E. White. Katherine E. White, 54, has been a member of our Board since the Business Combination Closing. Ms. White is currently a Professor of Law at the Wayne State University Law School. She is a member of and has served as chair of the University of Michigan Board of Regents and chair of the Finance and Audit Committee of the University of Michigan. Ms. White has been a member of the Old National Bancorp (Nasdaq: ONB) board of directors since 2015. Ms. White is also a Brigadier General in the U.S. Army National Guard, currently serving as the Deputy Commander of the 46 Military Police Command in Lansing, Michigan. She was appointed by the Secretary of Agriculture to the United States (“U.S.”) Department of Agriculture’s Plant Variety Protection Office Advisory Board in 2004 and served until May 2020. She was appointed by the Secretary of Commerce to serve on the U.S. Patent and Trademark Office Patent Public Advisory Committee from 2000 to 2002 and was a White House Fellow from 2001 to 2002. Ms. White was a judicial law clerk to the Honorable Randall R. Rader, Circuit Judge (ret.), U.S. Court of Appeals for the Federal Circuit from 1995 to 1996. Ms. White received a B.S.E. degree in Electrical Engineering and Computer Science from Princeton University, a J.D. degree from the University of Washington, a LL.M. degree from the George Washington University Law School, and a Master’s degree in Strategic Studies from the U.S. Army War College. She is a Fulbright Senior Scholar (Germany) and a registered patent attorney.

Our Board and the Nominating and Corporate Governance Committee considered in particular Ms. White’s legal background, long tenure in the U.S. government and military serving advisory and operational roles, as well as her previous experience as a member of several boards of directors and board committees.

Directors are elected by a plurality of the votes cast, present in person or represented by proxy and entitled to vote thereon, for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

In addition to the directors nominated for election at the Annual Meeting, the following Class II directors currently serve on our Board of Directors, with a term expiring at the 2022 annual meeting of stockholders:

Ryan Greenawalt, 46, joined the Company in December 2008 and has served as our Chief Executive Officer (“CEO”) since December 2017 and as the Chairman of the Board since the Business Combination Closing on February 14, 2020. Mr. Greenawalt leads Alta’s executive leadership team and is responsible for corporate strategy, operations, and corporate development. He has led Alta’s acquisition activities since joining the company, expanding Alta’s geographic footprint and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University. We believe that Mr. Greenawalt is qualified to serve in a leadership role with our management team and on our Board because of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Zachary E. Savas, 57, has been a member of our Board since the Business Combination Closing. Mr. Savas has served as President of Cranbrook Partners & Co., a private company engaged in active ownership of other businesses since 2001, and, from 1991 to 2001, a boutique advisory firm primarily providing merger and acquisition and corporate finance services for both public and private companies. He also served as President of Production Spring, LLC, a manufacturer of metal fasteners for the automotive industry, from

2021 PROXY STATEMENT	5

2002 to 2016. Mr. Savas was a founder and Chairman of Fire Catt, LLC, a fire hose testing business since October 2006 and has served as its Chief Executive Officer since January 2010. He served as a manager and board member of Vexor Technology, LLC, an industrial waste services and alternative fuel company, from 2016 to 2020. In addition, Mr. Savas has served as Chairman of Lewis IG, Inc., an information technology business since July 2004, President of Rislov Foundation, a charitable organization, since November 2003 and Managing Member of Peponides Associates LLC, an investment vehicle for real estate, stocks and private companies, since January 2000. Mr. Savas has been a member of numerous private company boards and was lead director and a member of the Audit Committee of Tecumseh Products Company from September 2009 to January 2014. Mr. Savas began his career at Citicorp in Mergers and Acquisitions in 1985. He holds a BBA from the University of Michigan Ross School of Business, graduating in 1985 with high distinction and concentrating in finance and accounting. We believe that Mr. Savas is qualified to serve as a member of our Board because of his extensive corporate advisory experience and his knowledge of the industrial sector.

Andrew Studdert, 64, has been a member of our Board since the Business Combination Closing. He is the currently the founder of Andrew P. Studdert & Associates, a private consultancy, focusing on finance, operations, technology, network security, and crisis management, that he established in 1994. From 2004 to April 2017, Mr. Studdert served as the Chairman and Chief Executive Officer of NES Rentals Holdings, Inc., a heavy equipment rental company, which was sold to United Rentals, Inc. (NYSE: URI) in April 2017. From 1999 to 2002, Mr. Studdert served as Chief Operating Officer and Executive Vice President of UAL Corporation and of its subsidiary, United Airlines (Nasdaq: UAL). Mr. Studdert also served as Senior Vice President, Fleet Operations from 1997 to 1999 and Chief Information Officer of United Airlines from 1995 to 1997. Mr. Studdert has served on the board of directors of Target Hospitality Corp. (Nasdaq: TH) since 2019 and Cramo OYJ (HEL: CRA1V) from 2019 through its sale in 2020. Mr. Studdert holds a BA in History from San Francisco State University. We believe that Mr. Studdert is qualified to serve as a member of our Board because of his experience serving on public company boards and extensive knowledge of the industrial equipment and equipment rental space.

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The Board of Directors and Certain Governance Matters

OVERVIEW

Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders, and carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy is to review the independence of all directors at least annually in connection with the preparation of the Company’s proxy statement.

Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee, as well as the Board, to review the independence of all directors at least annually.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Messrs. Savas and Studdert and Ms. White are independent for purposes of applicable NYSE standards, including with respect to committee service. Our Board has determined that each of Messrs. Savas and Studdert and Ms. White is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Mr. Studdert and Ms. White is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

BOARD STRUCTURE

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight.

Currently, Ryan Greenawalt holds both the Chairman of the Board position and CEO position. We believe that the combined role of the Chairman and CEO positions is appropriate corporate governance for us at this time, as this structure best permits the Chairman of the Board to use his longstanding experience in the equipment industry to perform his executive leadership and oversight responsibilities as CEO. In the Board’s view, Mr. Greenawalt’s Chairman role enables the Board to best understand the values and priorities of the Company and collaborate with management to enhance stockholder value. As CEO, Mr. Greenawalt is able to effectively communicate the Board’s views to management and ensure the leadership teams are coordinated and act with a common purpose in executing strategic opportunities and planning.

EXECUTIVE SESSIONS

Mr. Greenawalt, as Chairman of the Board and CEO, is currently the only employee member of the Board. The Board regularly meets in executive session without Mr. Greenawalt or any other members of management present. Executive sessions of the Board are chaired by the chairperson of the Audit Committee. Each of the committees of the Board also meets regularly in executive session.

BOARD COMMITTEES AND MEETINGS

The following table summarizes the current membership of each of the Board’s committees and the number of committee meetings held during fiscal 2020.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ryan Greenawalt
Daniel Shribman
Zachary E. Savas*	X		X, Chair
Andrew Studdert*	X, Chair	X	X
Katherine E. White*	X	X, Chair	X
Total number of meetings during fiscal 2020	5	4	2

*	Independent director

2021 PROXY STATEMENT	7

Our Corporate Governance Guidelines provide that all directors are expected to make reasonable best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During 2020, the Board met 12 times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). All of the directors serving at the time of last year’s meeting, held as a special meeting in lieu of an annual meeting, attended that meeting.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Mr. Studdert qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE listing standards.

The Audit Committee selects, on behalf of our Board, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and management and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting. The Audit Committee also oversees the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things, such as:

•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•	reviewing and approving the scope of the annual audit and audit fee;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with the requirements established by the SEC;

•	reviews the Company’s critical accounting policies and estimates; and

•	reviews the Audit Committee charter and the Audit Committee’s performance at least annually.

The charter of the Audit Committee is available on the Company’s website at www.altaequipment.com.

Compensation Committee. All members of the Compensation Committee are “independent” in accordance with NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, at least two members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee has engaged an independent compensation consultant, Frederick W. Cook & Co, Inc. (“FW Cook”) to assist the Committee in evaluating the recommendations and guidance being provided in the development and creation of the executive compensation plan. The Company has separately engaged Mercer (US) Inc. (“Mercer”) as its compensation consultant to assist in the development of Alta’s compensation strategy and to provide guidance in building the executive compensation structure. As part of this consulting arrangement, Mercer provides compensation market data, executive compensation guidance, recommendations on compensation structures, as well as ongoing guidance with performance based executive compensation programs. FW Cook regularly participates in the Compensation Committee meetings and provides guidance and advice to the Compensation Committee.

The Compensation Committee operates pursuant to a written charter adopted by the Board, which sets forth the duties and responsibilities of the Compensation Committee, which include (i) annual review and approval of corporate goals and objectives relevant to the compensation of our CEO and other executive officers, (ii) evaluation, as a committee or together with the other independent directors (as directed by the Board), of the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements, (iii) determination and approval of the compensation of our CEO and other executive officers based on this evaluation and (iv) periodic review and approval of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, any employment agreements and severance agreements, any change in control agreements and any special or supplemental compensation and benefits for our CEO and other executive officers.

The Compensation Committee’s duties and responsibilities also include, among other matters:

•	establishing and reviewing the objectives of the Company’s basic compensation policies;

•

making recommendations to our Board with respect to the adoption, amendment, termination or replacement of equity-based compensation or non-equity-based incentive compensation plans maintained by the Company and any material perquisites;

•

determining, approving or making recommendations to our Board as to the appropriate compensation for other members of senior management, other employees as the Compensation Committee determines to be appropriate or Board members;

•	monitoring Alta’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation; and

•	assessing at least annually the independence of compensation consultants, legal and other advisers to the Compensation Committee.

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The charter of the Compensation Committee is available on the Company’s website at www.altaequipment.com.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are “independent” in accordance with NYSE listing standards. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as members of our Board, selecting director nominees for our annual meetings of stockholders, developing and recommending to our Board Corporate Governance Guidelines and monitoring compliance with such guidelines and reviewing the adequacy of our certificate of incorporation and bylaws.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable SEC rules and regulations and the NYSE listing standards, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

As mentioned above, the Nominating and Corporate Governance Committee and the Board include “gender, ethnic and racial background” as one of several criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Corporate Governance Committee carefully consider is the importance to the Company of diversity in board composition. Moreover, when considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Corporate Governance Guidelines, result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

In the case of Mr. Shribman, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his management experience and in-depth knowledge of corporate finance and public and private equity.

In the case of Ms. White, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved her as a director nominee in recognition of her extensive background in legal and governmental affairs and her experience on several boards and board committees.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, 13211 Merriman Road, Livonia, Michigan 48150. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2022 Annual Meeting of Stockholders.”

The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.altaequipment.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2020, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Investor Relations page of our website at www.altaequipment.com. If the Company ever were to amend or waive any provision of its Code of Business Conduct and

2021 PROXY STATEMENT	9

Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may communicate with a member or members of our Board, including the Chairman of the Board, chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to either Anthony Colucci, Chief Financial Officer or to Investor Relations. All such correspondence should be sent c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150. Upon receipt, we will forward such correspondence as appropriate. All communications other than solicitations and “junk mail” addressed to the Board or any member of the Board and communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to the shareholders of the Company are forwarded to the chairperson of the Audit Committee for review.

BOARD’S ROLE IN RISK OVERSIGHT

As part of our Board’s meetings, our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans. These risks include financial, industrial, technological, competitive and operational risks and exposures, both from a global perspective and on a branch-by-branch basis.

Our Board dedicates time to review and consider the relevant risks that need to be addressed at the time of the Board meeting. In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures.

In particular, the Audit Committee reviews and discusses with management any significant risks or exposures with respect to risk assessment and risk management and assesses any steps taken to monitor and control such risks. Our Audit Committee receives regular updates from management on the primary cyber security risks facing the Company and the measures the Company is taking to mitigate such risks. The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Nominating and Corporate Governance Committee is charged with overseeing risk related to our governance processes. Each Committee reports its findings to the full Board for consideration.

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

10

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, replacement of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected UHY LLP to serve as our independent registered public accounting firm for 2021.

Stockholder approval is not required to appoint UHY LLP as the independent registered public accounting firm for 2021. Our Board believes, however, that submitting the appointment of UHY LLP to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our best interests. The ratification of the appointment of UHY LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares cast in person or by proxy and entitled to vote at the Annual Meeting.

AUDIT AND NON-AUDIT FEES

The following tables set forth the aggregate fees billed to us for the fiscal years ended December 31, 2020 and 2019 by UHY LLP:

	2020 ($)	2019 ($)
Audit Fees(1)	918,125	834,715
Audit-Related Fees(2)	—	—
Tax Fees(3)	131,900	108,071
All Other Fees(4)	—	—

Total	1,050,025	942,786

(1)

Audit Fees represent the aggregate fees billed for professional services rendered for the audits of the annual financial statements and for the review of the Company’s Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings including for services provided in connection with the review of registration statement, proxy statements, comfort letters and consents respective to the IPO and Business Combination effective on February 14, 2020 and subsequent registration statements, comfort letters and consents that have been filed in fiscal year 2020 following the Business Combination.

(2)	UHY LLP did not provide any such Audit-Related services during the period.

(3)	Tax Fees represent the aggregate fees billed for tax compliance, tax advice, and tax planning services.

(4)	UHY LLP did not provide any other services during the period.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing, and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by UHY LLP, and also considers and is required to pre-approve the engagement of UHY LLP for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in the Current Report on Form 8-K/A filed with the SEC on March 31, 2020 (the “March 31, 2020 Form 8-K”), on February 14, 2020, the Audit Committee engaged UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, effective immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) on March 25, 2020. In connection with the engagement of UHY LLP, on February 14, 2020, the Audit Committee approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of the filing of the 2019 10-K.

The reports of Marcum on the Company’s financial statements as of and for the two most recent audited fiscal years (ended December 31, 2019 and December 31, 2018) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the Company’s two audited fiscal years ended December 31, 2019 and December 31, 2018, and the subsequent interim period through March 25, 2020, there were no disagreements between the Company and Marcum on any matter of accounting principles or

2021 PROXY STATEMENT	11

practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such years.

During the Company’s two audited fiscal years ended December 31, 2019 and December 31, 2018, and the subsequent interim period through March 25, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated March 31, 2020, was filed as Exhibit 16.1 to the March 31, 2020 Form 8-K.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF UHY LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

12

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2020 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Andrew Studdert, Chair

Katherine E. White

Zachary E. Savas

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

2021 PROXY STATEMENT	13

Executive Officers

The following table sets forth the name, age, and position(s) of each of our executive officers:

Name	Age	Position
Ryan Greenawalt	46	Chairman of the Board and CEO
Anthony J. Colucci	42	Chief Financial Officer

Ryan Greenawalt, 46, joined the Company in December 2008 and has served as our CEO since December 2017 and as the Chairman of the Board since the Business Combination Closing on February 14, 2020. Mr. Greenawalt leads Alta’s executive leadership team and is responsible for corporate strategy, operations, and corporate development. He has led Alta’s acquisition activities since joining the company, expanding Alta’s geographic footprint and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University. We believe that Mr. Greenawalt is qualified to serve in a leadership role with our management team and on our Board because of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Anthony J. Colucci, 42, joined the Company in February 2015 as Vice President of Finance and was named Chief Financial Officer (“CFO”) in 2017 and has full responsibility for the Company’s accounting and finance function. Mr. Colucci has been a central figure in our mergers & acquisitions, capital raising and financial reporting activities since joining the Company. Prior to joining the Company, Mr. Colucci served as a Director of Corporate and Business Development at Blue Cross Blue Shield of Michigan from December 2013 until February 2014. From January 2004 until December 2013, he worked with UHY Advisors Inc., focusing on valuation, corporate finance, and financial consulting projects. Mr. Colucci earned a BA in Economics from Alma College and an MBA from Western Michigan University. He is also a Certified Public Accountant in the state of Michigan.

14

Security Ownership of Certain Beneficial Owners and Management

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 14, 2021 for:

•	each person known to us to own beneficially 5% or more of our outstanding Common Stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

As of April 14, 2021, there were 32,298,376 of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them:

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More Than 5%	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
B. Riley Financial, Inc.(1)	6,216,362	19.2%
Granahan Investment Management, Inc.(2)	1,552,518	4.8%
Nantahala Capital Management, LLC(3)	2,787,512	8.6%
Directors, Director Nominees and Named Executive Officers
Ryan Greenawalt	7,300,000	22.6%
Anthony J. Colucci(4)	32,500	*
Daniel Shribman(5)	338,985	*
Zachary E. Savas(6)	28,781	*
Andrew Studdert(7)	16,512	*
Katherine E. White(5)	—	*
All Executive Officers and Directors as a Group (six individuals)	7,716,778	23.9%

†	c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)

Beneficial ownership based on information contained in a Schedule 13D/A filed by B. Riley Financial with the SEC on March 11, 2021. Comprised of 5,848,317 shares of Common Stock and 368,045 shares of Common Stock upon completion of mandatory warrant exchange on April 12, 2021. Represents securities held directly by the Sponsor, B. Riley Securities, Inc. (“B. Riley Securities”) and BRC Partners Opportunity Fund, L.P. (“BRCPOF”). B. Riley Financial is the parent company of BRPI, which is the sole member of the Sponsor, the parent company of B. Riley Securities and the parent company of B. Riley Capital Management, LLC, which is the parent company of BRC Partners Management GP, LLC, which is the general partner of BRCPOF. B. Riley Financial has voting and dispositive power over the securities held by the Sponsor, B. Riley Securities and BRCPOF. The business address of B. Riley Financial is 299 Park Avenue, 21st Floor, New York, NY 10171.

(2)

Based on information contained in a Schedule 13G/A filed by Granahan Investment Management, Inc. (“Granahan”) with the SEC on January 21, 2021. Includes, as of December 31, 2019, 1,552,518 shares beneficially owned, consisting of 1,396,669 shares as to which Granahan has sole voting power, 0 as to which Vanguard has shared voting power, 1,552,518 shares as to which Granahan has sole dispositive power and 0 shares as to which Granahan has shared dispositive power. The business address of Granahan is 404 Wyman Street, Suite 460 Waltham, MA 02451.

(3)

Based on information contained in a Schedule 13G filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack with the SEC on February 16, 2021. The Nantahala Reporting Persons have shared voting and shared dispositive power. The business address of Nantahala is 130 Main St. 2nd Floor New Canaan, CT 06840.

(4)	Does not include RSUs that vest over four years and are convertible into 65,000 shares of Common Stock

(5)	Does not includes RSUs convertible into 10,000 shares of Common Stock.

(6)

Comprised of 26,316 shares of common stock and 2,465 shares of Common Stock upon completion of mandatory warrant exchange on April 12, 2021. Does not include RSUs convertible into 10,000 shares of Common Stock.

(7)

Comprised of 15,526 shares of Common Stock and 986 shares of Common Stock upon completion of mandatory warrant exchange on April 12, 2021. Does not include RSUs convertible into 10,000 shares of Common Stock.

2021 PROXY STATEMENT	15

Executive Compensation

This section sets forth certain information required by the rules of the SEC regarding the compensation of the Company’s named executive officers. The Company’s named executive officers for fiscal 2020, who are also the Company’s only executive officers, are as follows:

Officer	Title
Ryan Greenawalt	Chairman of the Board and CEO
Anthony Colucci	CFO

SUMMARY COMPENSATION TABLE

The table below sets forth the annual total compensation of each named executive officer for fiscal 2020 and 2019.

Name and Principal Position	Year	Salary($)(1)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Ryan Greenawalt, Chairman and CEO	2020	476,615	60,000	—	—	—	3,342	539,957
	2019	515,000	100,000	—	—	—	53,360	668,360

Anthony Colucci, CFO	2020	256,538	825,000	819,000(3)	—	—	7,797	1,908,335
	2019	230,661	165,000	—	—	—	17,047	412,708

(1)	The amounts reported represent the named executive officer’s base salary earned during the fiscal year covered.

(2)

Represents the aggregate grant date fair value of stock awards during each of the years presented, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 16 “Share-Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2020. For more information, see “Narrative Disclosure to Summary Compensation Table—Stock Awards.”

(3)

Represents: (i) 32,500 shares of Common Stock granted as consideration pursuant to Mr. Colucci’s rights under Alta Equipment Holdings, Inc.’s former Amended and Restated Equity Linked Incentive Plan (“A&R Equity Linked Incentive Plan”) in connection with a change in control provision triggered as a result of the Business Combination fair valued at $10.00 per share; and (ii) 65,000 RSUs granted under the Company’s 2020 Omnibus Incentive Agreement, which will vest 25% on each of the first, second, third and fourth year anniversaries of February 14, 2020. Each RSU represents the right to receive one share of Common Stock upon vesting with a value equal to the fair value closing price of our Common Stock as of August 1, 2020, (the “Grant Date”). For more information, see “Narrative Disclosure to Summary Compensation Table—Stock Awards.”

(4)	Represents car allowance and disability insurance policy.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreements

We do not have any employment agreements in place with Mr. Greenawalt and do not anticipate entering into any such agreements in the future. Mr. Colucci is subject to an employment agreement. The material terms of that agreement are described below.

Mr. Colucci

In December 2017, Alta Equipment Holdings Inc., our predecessor, entered into an employment agreement with Mr. Colucci pursuant to which he would serve as our CFO for an initial term of five years with annual renewals thereafter, Mr. Colucci was initially entitled to (i) an annual base salary of $200,000, (ii) a signing bonus of $300,000 and (iii) participate in the Company’s health insurance, retirement plan and other employee benefits. In addition, the Company also agreed to maintain, at our own cost, his disability insurance policy and provide an annual car allowance. Mr. Colucci is also eligible for an annual bonus.

Under the terms of the employment agreement, if Mr. Colucci is terminated for any reason, he is entitled to his accrued but unpaid salary and benefits and, unless he is terminated for cause or Mr. Colucci terminates his employment without good reason (each as defined in the employment agreement), any unpaid bonus earned for any fiscal year preceding the year in which Mr. Colucci’s employment was terminated.

Mr. Colucci’s employment agreement also includes confidentiality, assignment of developments, non-competition, non-interference, non-solicitation (of employees, consultants and customers) and non-disparagement provisions. The non-competition, non-interference and non-solicitation provisions generally extend for two years after termination of Mr. Colucci’s employment with us. The confidentiality and non-disparagement provisions extend indefinitely.

16

Base Salary

The named executive officers receive a base salary to compensate them for services rendered to the Company. Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise, experience and responsibilities. The named executive officers’ base salary earned for fiscal 2020 and 2019 are shown in the Summary Compensation Table above.

Cash Bonuses

In addition to base salaries, the named executive officers are eligible to receive discretionary annual bonuses which serve as rewards for their individual contributions to the Company during the given fiscal year. These bonuses are authorized by the Compensation Committee in its discretion. In determining the discretionary cash bonus payment for each named executive officer, the Compensation Committee considered all of the following measures: contributions to, and leadership in facilitating, the Business Combination and other mergers and acquisition transactions; effectiveness in leadership and contributions to the Company’s business goals. For Fiscal 2020, Mr. Greenawalt received a cash award of $60,000. Mr. Colucci received total cash bonuses of $825,000, comprised of $500,000 received as a discretionary cash bonus primarily related to his efforts associated with the Business Combination, and $325,000 received as part of a consideration package in connection with the termination of a prior equity linked incentive plan as a result of the Business Combination, as further described below under “Stock Awards.”

Stock Awards

Stock Awards Granted under Former A&R Linked Incentive Plan

In connection with and contingent upon the Business Combination Closing, we terminated Alta Equipment Holdings Inc.’s A&R Equity Linked Incentive Plan, to which Mr. Colucci and Alta Equipment Holdings Inc. were parties. Under the A&R Equity Linked Incentive Plan, Mr. Colucci was entitled to receive a lump sum payment in the event of a change in control of Alta Enterprises, LLC, in an amount equal to the value of the number of vested equity linked incentive units in his account times the equity linked incentive unit value, plus an amount equal to the value of the equity linked incentive appreciation rights in his account times the equity linked incentive appreciation right value, subject to certain adjustments or forfeitures as provided under the A&R Equity Linked Incentive Plan.

In consideration of the termination of the A&R Equity Linked Incentive Plan and Mr. Colucci’s rights thereunder, as well as Mr. Colucci’s continued employment with Alta Equipment Group Inc., through the Business Combination Closing, within 30 days after the date of the Business Combination Closing, Mr. Colucci received a single payment of $325,000 and 32,500 shares of common stock of the Company issued as part of the consideration under the merger agreement in connection with the Business Combination. For further details on the Business Combination and related merger agreement, please see “Transactions with Related Persons— Business Combination with B. Riley Principal Merger Corp.”

Stock Awards Granted under Current 2020 Omnibus Incentive Plan

Additionally, on the Grant Date, the Compensation Committee approved the grant of 690,000 shares of Restricted Stock Units (“RSUs”) to certain directors, officers and employees of the Company under the Company’s 2020 Omnibus Incentive Plan. On the Grant Date, Mr. Colucci received an award of 65,000 time vesting RSUs, which vest in four equal installments on February 14, 2021, February 14, 2022, February 14, 2023, February 14, 2024, respectively, at $7.60 per share of Common Stock, or the fair value of our Common Stock computed in accordance with FASB ASC Topic 718, based on the closing price of the Common Stock on the Grant Date.

During 2020, 18,980 shares of Common Stock held by Ryan Greenawalt converted into 7,300,000, and he did not receive additional shares of Common Stock as part of his compensation package for fiscal 2020.

Change of Control and Severance Provisions

Other than as described above for Mr. Colucci pursuant to his employment agreement and the termination of the A&R Equity Linked Incentive Plan at the time Business Combination on February 14, 2020, the Company is not a party to any agreement or understanding with respect to payments due to any of the named executive officers following a termination or change of control.

Health and Retirement Benefits

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We also provide, at our own expense, additional disability coverage to certain key employees, including Mr. Greenawalt and Mr. Colucci.

We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation up to the maximum deferral under applicable IRS guidelines. We offer a discretionary 401(k) matching contribution of $.35/$1.00 of participant contribution, up to 8% of employee wages, and may make additional discretionary profit-sharing contributions. In 2020, we provided a full-year matching contribution equal to 35% of the first 8% of compensation deferred by each participant and an end-of-year matching contribution, for the prior year, equal to 10% of each participant’s deferral, limited to the first 8% of compensation. Eligible employees begin to participate on the first of the month after completion of eligibility requirements.

2021 PROXY STATEMENT	17

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ryan Greenawalt, Chairman and CEO	—	—	—	—	—	—	—	—	—
Anthony Colucci, CFO	—	—	—	—	—	65,000	494,000	—	—

(1)

Represents RSUs related to the termination of the A&R Equity Linked Incentive Plan and granted under the 2020 Omnibus Incentive Plan, which vest in four equal annual installments on February 14, 2021, February 14, 2022, February 14, 2023, February 14, 2024, respectively.

(2)

The market value of unvested shares of RSUs is based on $7.60, the fair value of our Common Stock computed in accordance with FASB ASC Topic 718, based on the closing price of the Common Stock on the Grant Date.

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Director Compensation

Our non-employee directors are compensated as follows:

•	Annual cash fee of $25,000, paid in four installments of $6,250 in January, April, July and October as fees related to their service on our Board.

•

The Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive supplemental annual cash fees of $25,000, $20,000, and $20,000, respectively. Payment for the fee for serving as chairperson is also made in cash in four equal installments in January, April, July and October.

•

Non-employee directors receive annual grants of restricted stock units at the time of the Annual Shareholder Meeting with an award value of $100,000, provided that in recognition of the June annual meeting date for calendar year 2021 the non-employee director restricted stock grants will have a value of $133,000 and not $100,000. Subject to a director’s election to defer the receipt of RSUs to the director’s termination of service as a director, or such other date agreed to by the Company and the director, the RSUs for 2021 and any year thereafter shall vest one-twelfth on the date of grant and one-twelfth on the first day of each month thereafter until fully vested. Other than for calendar year 2020, for which the per share value was established at $10.00 per share, the number of RSUs to be issued is determined by dividing (x) $100,000 ($133,000 for calendar year 2021), by (y) the closing price for the Company’s common stock for the twenty (20) trading days immediately preceding the issuance.

The Company’s Compensation Committee determines the annual compensation to be paid to the members of our Board and may, at its discretion, revise or replace the compensation policy described above. The Company reimburses each director for any reasonable expenses incurred by such director in connection with the performance of such director’s services to the Company.

The following table sets forth the total compensation paid to each member of our Board during the year ended December 31, 2020:

Name	Fee Earned or Paid in Cash ($)	Stock Awards($) (1)	Options Awards ($)	Total ($)
Daniel Shribman	21,875	76,000	—	97,875
Zachary E. Savas	39,375	76,000	—	115,375
Andrew Studdert	43,750	76,000	—	119,750
Katherine E. White	39,375	76,000	—	115,375

(1)

Represents the aggregate grant date fair value of stock awards during fiscal 2020 computed in accordance with FASB ASC Topic 718 during fiscal 2020, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 16 “Share-Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2020.

The following table provides a summary of the aggregate number of unvested RSUs outstanding for each of our non-employee directors as of December 31, 2020.

Name	Unvested RSUs Outstanding (#)
Daniel Shribman	10,000
Zachary E. Savas	10,000
Andrew Studdert	10,000
Katherine E. White	10,000

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Transactions With Related Persons

BUSINESS COMBINATION WITH B. RILEY PRINCIPAL MERGER CORP.

On February 14, 2020, the Company consummated the Business Combination pursuant to a merger agreement entered into on December 12, 2019 between Alta Equipment Holdings Inc., B. Riley Principal Merger Corp. (“BRPM”) and BR Canyon Merger Sub Corp., a wholly owned subsidiary of BRPM. At the Business Combination Closing, BR Canyon Merger Sub Corp. merged with and into Alta Equipment Holdings Inc. and the name of the surviving company was changed from B. Riley Principal Merger Corp. to Alta Equipment Group Inc.

BRPM, a blank check company, was incorporated as a Delaware corporation on October 18, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. BRPM consummated its initial public offering (the “IPO”) on April 19, 2019. In connection with the IPO and the Business Combination, BRPM entered into various agreements, detailed below, with related parties and affiliates of BRPM.

Founder Shares and Subscription Agreements

In connection with BRPM’s initial formation in 2012, a wholly-owned subsidiary of B. Riley Financial, was issued all of our outstanding equity. On November 19, 2018, prior to the consummation of the IPO, BRPM conducted a 1:3,593,750 stock split and reclassification of its common stock, resulting in its sole stockholder owning 3,593,750 founder shares. On March 12, 2019, 20,000 founder shares were transferred to each of Patrick J. Bartels, Jr., James L. Kempner, Timothy M. Presutti and Robert Suss, its then-independent directors, at their par value, and on April 4, 2019, the remaining 3,513,750 founder shares were contributed to B. Riley Principal Sponsor Co., LLC (the “Sponsor”), a Delaware limited liability company that sponsored the Business Combination. The number of founder shares outstanding was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the IPO. Up to 468,750 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised so that BRPM’s initial stockholders would maintain ownership of founder shares representing 20% of its common stock after the IPO excluding the private placement shares underlying the private placement units. As the underwriters exercised their over-allotment option in full, such shares were not forfeited.

The initial stockholders agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of one year after the completion of business combination or earlier if, subsequent to a business combination, (i) the last reported closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, subject to certain limited exceptions.

Immediately prior to the Business Combination Closing, pursuant to subscription agreements with institutional and accredited investors (the “PIPE investors”), the Company (i) issued to the PIPE investors an aggregate of 3,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $35,000,000, plus an additional 178,947 shares of common stock, and (ii) transferred to the PIPE investors an aggregate of 1,275,000 warrants. In connection with the entry into the subscription agreements with the PIPE investors, the Sponsor forfeited 178,947 founder shares to us for cancellation upon the Business Combination Closing. Upon the Business Combination Closing, the Sponsor forfeited an additional 1,470,855 founder shares to us for cancellation.

Two affiliates of B. Riley Financial, BRC Partners Opportunity Fund, LP and B. Riley Principal Investments, LLC, were PIPE investors and purchased $6,850,000 and $1,000,000, respectively, of our shares of common stock at a price of $10.00 per share, or 685,000 and 100,000 shares, respectively. B. Riley Principal Investments, LLC did not receive any incentive shares or warrants in respect of its subscription.

On April 12, 2021, all of our outstanding warrants were converted into shares of our common stock at a conversion ratio of 0.263 shares of common stock per warrant share. B. Riley Financial and its affiliates received 368,045 of the 2,279,880 shares of our common stock issued at conversion of the warrants.

Promissory Note

On August 22, 2018, BRPM issued a promissory note to the Sponsor (the “Promissory Note”), pursuant to which the BRPM borrowed an aggregate principal amount of $300,000. The Promissory Note to the Sponsor was non-interest bearing, unsecured and due on the earlier of May 30, 2019 or the completion of the IPO. The Promissory Note was repaid upon the consummation of the IPO.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor or certain of BRPM’s officers and directors could have, but were not obligated to, loan BRPM any additional funds as may be required (“Working Capital Loans”), which would be repaid only upon the completion of a business combination. If BRPM did not complete a business

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combination, BRPM could have used a portion of any funds held outside the trust account to repay the Working Capital Loans; however, no proceeds from the trust account were to be used for such repayment. Up to $1,500,000 of such Working Capital Loans were convertible into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. Such units would have been identical to the private placement units, including as to exercise price, exercisability and exercise period of the underlying warrants. There were no Working Capital Loans outstanding as of the Business Combination Closing.

Private Placement Securities

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 462,500 private placement units at $10.00 per private placement unit ($4,650,000 in the aggregate). Each private placement unit consisted of one share of Class A common stock and one-half of one private placement warrant. Each whole private placement warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share. The proceeds from the private placement units were added to the proceeds from the IPO held in a trust account established in connection with the IPO.

Forward Purchase Agreement

At the time of our IPO, we entered into the forward purchase agreement which provided for the purchase, immediately prior to the Business Combination Closing, by B. Riley Principal Investments, LLC, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrant. In connection with the Business Combination Closing and the subscription agreements with the PIPE investors, B. Riley Principal Investments, LLC or its designees transferred 1,275,000 forward purchase warrants to us for no consideration.

IPO Registration Rights Agreement

The holders of the forward purchase units (and underlying securities), founder shares, private placement units, private placement shares, private placement warrants, shares of common stock underlying the private placement warrants, and securities that could have been issued upon conversion of working capital loans have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, our sponsor may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

Business Combination Marketing Agreement

BRPM and B. Riley Securities, Inc., an affiliate of B. Riley Financial, engaged B. Riley FBR, Inc., as advisors, by entering into a business combination marketing agreement upon the closing of the IPO. Pursuant to the business combination marketing agreement, B. Riley FBR, Inc. assisted in arranging meetings with its stockholders to discuss a potential business combination and the target business’ attributes, introduced BRPM to potential investors that may be interested in purchasing its securities, assisted in obtaining stockholder approval for a business combination and assisted with the preparation of press releases and public filings in connection with a business combination. The Company was required to pay B. Riley FBR, Inc. for such services upon the consummation of a business combination in a cash fee in an amount equal to 3.5% of the gross proceeds of the IPO (exclusive of any applicable finders’ fee which may become payable), and at the Business Combination Closing on February 14, 2020, the Company paid a cash fee of $5,031,250 and expenses of $102,413.

Placement Agent Agreement

BRPM engaged B. Riley Securities, Inc. to act as our sole placement agent in connection with the issuance of our securities to the PIPE investors. B. Riley Securities, Inc. did not receive a fee for acting as placement agent. We reimbursed B. Riley Securities, Inc. for its fees relating to the private placement.

Underwriting Agreement

We engaged B. Riley Securities, Inc. to represent the underwriters in our December 2020 underwritten public offering of $30,000,000 in depositary shares (each such share representing 1/1000th of a share of our 10% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share). In addition to the four percent (4%) underwriter discount applicable to all underwriters who participated in the offering of the depositary shares, we paid B. Riley Securities a structuring fee of $300,000 for evaluation, analysis and structuring of the depositary share offering.

LEASE AGREEMENTS

Lease Agreement, dated May 15, 2018, by and between R3 Real Estate Holdings, LLC (“R3,” an entity in which Greenawalt has a 33.33% interest through his revocable living trust) and Alta Construction Equipment Illinois, LLC. The monthly rent is $14,000, subject

2021 PROXY STATEMENT	21

to adjustment from time to time as set forth in the lease. The leased property is located in Ottawa, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Greenawalt, LLC (an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt) and Alta Industrial Equipment Michigan, LLC (“AIEM”). The monthly rent is $19,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Lansing, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Greenawalt, LLC (an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt) and AIEM. The monthly rent is $61,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Livonia, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom, L.L.C. (“Wixom,” an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt, and in which Ryan Greenawalt has (i) a 12.5% indirect interest pursuant to his status as a beneficiary of an irrevocable trust which owns such entity, for which trust Steven Greenawalt is the trustee, and (ii) a 6% interest through his revocable living trust) and AIEM. The monthly rent is $13,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Battle Creek, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Kentwood, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $8,855, subject to adjustment from time to time as set forth in the lease. The leased property is located in Muskegon, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $16,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Romulus, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $7,187.50, subject to adjustment from time to time as set forth in the lease. The leased property is located in Saginaw, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $23,100, subject to adjustment from time to time as set forth in the lease. The leased property is located in Sterling Heights, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $8,855, subject to adjustment from time to time as set forth in the lease. The leased property is located in Zeeland, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Alta Industrial Real Estate Company, L.L.C. (“AIREC,” an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt, and in which Ryan Greenawalt has a 25% indirect interest pursuant to his status as a beneficiary of an irrevocable trust which owns such entity, for which trust Steven Greenawalt is the trustee) and Alta Construction Equipment, LLC (“ACE”). The monthly rent is $34,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in New Hudson, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $10,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Burton, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Detroit, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and ACE. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Byron Township, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Traverse City, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

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Property Lease Agreement, dated December 22, 2017, by and between R3 and ACE. The monthly rent is $7,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Gaylord, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $13,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Montgomery, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $26,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Itasca, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Calumet City, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated March 20, 2015, by and between LMG Holdings, L.L.C. (an entity which is controlled by Ryan Greenawalt’s mother, Lucia Greenawalt) and AIEM. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in South Bend, Indiana and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

2021 PROXY STATEMENT	23

Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2020.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation plans approved by security holders(1)	300,000	—	2,778,000

(1)	Relates only to the Company’s 2020 Omnibus Incentive Plan.

(2)	Includes 300,000 unvested RSUs.

(3)	The RSUs were granted without consideration. The weighted average stock trading price at the time of the grants was $7.60.

In connection with the Business Combination, the board of directors and stockholders approved the Company’s 2020 Omnibus Incentive Plan, which enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share based awards and cash awards to directors, employees and consultants to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

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Other Matters

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

Other Information

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150, telephone (248) 449-6700.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

ADDITIONAL FILINGS

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.altaequipment.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and amendments thereto are also available at our website, as described above. If we make any amendments to our Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO or CFO requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (248) 449-6700.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2022 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2022 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 28, 2021, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2022 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the first anniversary of the 2021 Annual Meeting of Stockholders, unless the date of the 2021 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2021 Annual Meeting of Stockholders. For the Company’s 2022 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 9, 2022 and no

2021 PROXY STATEMENT	25

later than March 11, 2022. If the date of the 2021 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2021 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than later of the close of business on the 90th day prior to the 2021 Annual Meeting of Stockholders, or the close of business on the 10th day following the day on which public announcement of an adjournment or postponement is first made by the Company.

Notices of any proposals or nominations for the Company’s 2022 Annual Meeting of Stockholders should be sent to Alta Equipment Group Inc., Secretary, 13211 Merriman Road, Livonia, Michigan 48150.

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Alta Equipment Group Inc. | 13211 Merriman Road, Livonia, MI 48150 | (855) 674-0544 | **altaequipment.com**

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/ALTG
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote

PHONE Call 1-866-892-1741
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTG

Alta Equipment Group Inc. Annual Meeting of Stockholders For Stockholders of record on April 14, 2021

TIME:	Wednesday, June 09, 2021 09:30 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/ALTG for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Ryan Greenawalt, Chairman and Chief Executive Officer, and Anthony J. Colucci, Chief Financial Officer, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alta Equipment Group Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION FOR ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS CARD AND FOR PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Alta Equipment Group Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

“FOR” ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND “FOR” PROPOSAL 2.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Elect the two director nominees listed in the accompanying proxy statement;	FOR	WITHHOLD
	To vote for all directors or withhold from voting all directors mark here:	☐	☐

To vote individually for each nominee:

	1.01 Daniel Shribman	☐	☐		FOR

	1.02 Katherine E. White	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of UHY LLP as our independent registered public accounting firm for 2021;	☐	☐	☐	FOR

NOTE: Any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTG

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)                                                                 Date                              Signature (if held jointly)                                                                                  Date